UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported) January 8, 1999

                         Commission file number 0-23975

                              NIAGARA BANCORP, INC.
             (exact name of registrant as specified in its charter)

       Delaware                                          16-1545669
(State or other jurisdiction of incorporation         (I.R.S. Employer
or organization)                                      Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY      14095-0514
(Address of principal executive offices)                 (Zip Code)

(716) 625-7500
(Registrant's telephone number, including area code)



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ITEM 5.  Other Events

Attached hereto as an exhibit is a copy of a press release disclosing that Lockport Savings Bank completed its acquisition of Warren-Hoffman & Associates insurance agency.

ITEM 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

(c)abThe following exhibit is filed herewith.

EXHIBIT NO.      DESCRIPTION:
99.1             Press release dated January 11, 1999, of Lockport Savings Bank

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 NIAGARA BANCORP, INC.


Date:    January 19, 1999        By:/s/ William E. Swan
                                    --------------------------------------------
                                    William E. Swan
                                    President and Chief Executive Officer


Date:    January 19, 1999        By:/s/ Paul J. Kolkmeyer
                                    --------------------------------------------
                                    Paul J. Kolkmeyer
                                    Executive Vice President and Chief Financial
                                    Officer

                                  EXHIBIT INDEX

EXHIBIT NO.       DESCRIPTION:
99.1              Press release dated January 11, 1999, of Lockport Savings Bank


                 Niagara Bancorp, Inc. Completes Acquisition of
                        Warren-Hoffman & Associates Inc.

Lockport, N.Y., January 11, 1999 - Niagara Bancorp, Inc. (NASDAQ: NBCP), the holding company of Lockport Savings Bank, announced today that it has completed its previously announced purchase of Warren-Hoffman & Associates Inc., the second largest full service insurance agency in Western New York. This is the bank's first acquisition since its stock conversion in April 1998 and marks its entrance into the insurance market.

Warren-Hoffman & Associates Inc. and its affiliate companies, with a premium volume of more than $72 million and 175 employees, will operate as three wholly-owned subsidiaries of Lockport Savings Bank: Warren-Hoffman & Associates Inc., Foote-Mandaville Agency, Inc. and NOVA Healthcare Administrators, Inc. The companies will function under the direction of their current management teams with John D. Hoffman, former president of Warren-Hoffman, serving as chief executive officer and reporting directly to Lockport Savings Bank's President and CEO, William E. Swan. Michael C. Tylwalk, Jr. will serve as president of Warren-Hoffman and Associates Inc., Larry R. Thompson will continue as president of NOVA Healthcare and Dan R. Mandaville will serve as vice president of Warren-Hoffman & Associates Inc. and will continue to manage the Foote-Mandaville Agency, Inc.

 "Our entrance into the insurance market with a well-established company that shares our business philosophies and customer focus enables us to broaden our product line while maintaining our commitment to service and value," Swan said. "In addition, the combination of banking and insurance expertise, delivered through the bank's distribution system, will further meet the financial needs of Western New Yorkers by offering them the convenience of a one-stop financial center."

Warren-Hoffman & Associates was established in 1968. The agency and its affiliate companies provide personal and commercial insurances, surety bonds, risk management, employee benefits and administration and life, disability and long-term care coverage.

"This partnership is a bellwether for New York State, reflecting a trend that has already successfully begun in other parts of the country," said Hoffman. "Banking and insurance will inevitably come together. This agreement is advantageous for Warren-Hoffman in that, early on, we have been able to align ourselves with a progressive, community-rooted bank that is an excellent cultural fit for us."

Swan said that he is impressed with the companies' employees and their shared enthusiasm. "The cooperation and camaraderie that has already developed has been just terrific," said Swan. "We look forward to much success and a lot of fun working with a great group of people."

Founded in 1870, Lockport Savings Bank has total assets of 1.4 billion and employs over 400 people. The bank, with 18 branches and 22 ATM locations, offers a full range of consumer/commercial checking, savings, loan and mortgage products, investment alternatives and Savings Bank Life Insurance (SBLI).

Corporate Information

Niagara Bancorp, Inc.
6950 South Transit Road
P.O. Box 514
Lockport, NY 14095-0514

Press releases are being distributed by Business Wire and can be found on the Internet as well as appropriate trade media and financial disclosure circuits. News and other information about the Corporation are available on the Internet at the Corporation's website, . For additional information about Niagara Bancorp, Inc. please contact:

Investor RelationsMedia Relations
Ann M. Segarra                               Leslie G. Garrity
Vice President                               Public Relations Coordinator
Finance and Investor Relations
(716) 625-7509                              (716) 625-7528